Exhibit 99.1

TransDigm Group Reports Fiscal 2022 First Quarter Results

Cleveland, Ohio, February 8, 2022/PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the first quarter ended January 1, 2022.
First quarter highlights include:
•Net sales of $1,194 million, up 8% from $1,108 million in the prior year's quarter;
•Income from continuing operations of $163 million, up 226% from $50 million in the prior year's quarter;
•Earnings per share from continuing operations of $1.96, up from a loss per share from continuing operations of $(0.42) in the prior year's quarter;
•EBITDA As Defined of $565 million, up 19% from $474 million in the prior year's quarter;
•EBITDA As Defined margin of 47.3%, up 450 basis points from the prior year's quarter;
•Adjusted earnings per share of $3.00, up 52% from $1.97 in the prior year's quarter; and
•Strong operating cash flow generation of $279 million.

The Company's full fiscal 2022 guidance remains suspended at this time as a result of the continued disruption in our primary commercial end markets. Refer to the "Fiscal 2022 Outlook" section below for further information.
Net sales for the quarter increased 7.8%, or $86 million, to $1,194 million from $1,108 million in the comparable quarter a year ago. Organic sales growth was 8.7%.
Income from continuing operations for the quarter increased $113 million, or 226.0%, to $163 million from $50 million in the comparable quarter a year ago. The increase in income from continuing operations primarily reflects the increase in net sales described above, favorable sales mix, and lower COVID-19 restructuring costs and stock compensation expense, partially offset by a higher effective tax rate.
GAAP earnings per share were reduced in the first quarter of fiscal 2022 and 2021 by $0.77 per share and $1.32 per share, respectively, as a result of dividend equivalent payments made during each quarter. As a reminder, GAAP earnings per share are reduced when TransDigm makes dividend equivalent payments pursuant to the Company's stock option plans. These dividend equivalent payments are made during the Company's first fiscal quarter each year and also upon payment of any special dividends.
Adjusted net income for the quarter increased 53.9% to $177 million, or $3.00 per share, from $115 million, or $1.97 per share, in the comparable quarter a year ago.
EBITDA for the quarter increased 38.1% to $522 million from $378 million for the comparable quarter a year ago. EBITDA As Defined for the quarter increased 19.2% to $565 million compared with $474 million in the comparable quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 47.3% compared with 42.8% in the comparable quarter a year ago.

“The continued improvement in global air traffic despite the emergence of a new COVID-19 variant in late 2021 is encouraging. It further demonstrates the pent-up demand for air travel that exists and bodes well for the momentum of the commercial aerospace recovery as we continue into 2022,” stated Kevin Stein, TransDigm Group's President and Chief Executive Officer. “I am also pleased to see another quarter of sequential improvement in our commercial aftermarket revenues and even more significant improvement in our commercial aftermarket bookings. The commercial aftermarket continues to lead the recovery of our commercial aerospace revenues, and we expect that trend to continue throughout our fiscal 2022 barring any significant disruption in the commercial aerospace industry. As always, we remain focused on executing our operating strategy and managing our cost structure as we continue on this journey to a full recovery of the commercial aerospace industry.”
The effective tax rate in the current quarter of 15.7% was favorably impacted by the discrete impact of excess tax benefits associated with share-based payments. For the full 2022 fiscal year, the Company expects the effective tax rate to be in the range of 21% to 23% and the adjusted tax rate to be in the range of 26% to 28%.
Please see the attached tables for a reconciliation of income from continuing operations to EBITDA, EBITDA As Defined, and adjusted net income; a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined, and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.
Fiscal 2022 Outlook
Given the considerable uncertainty around the extent and duration of business disruptions related to the COVID-19 pandemic and its impact on our primary commercial OEM and commercial aftermarket end markets, the Company will not provide full fiscal year 2022 guidance at this time. Information regarding fiscal 2022 EBITDA As Defined margins, expected defense market revenue growth, tax rates, interest expense, capital expenditures and select accounting information is included in the slide presentation available for today's earnings call.
Earnings Conference Call
TransDigm Group will host a conference call for investors and security analysts on February 8, 2022, beginning at 11:00 a.m., Eastern Time. To join the call, dial (833) 397-0943 and enter the passcode 2791668. International callers should dial (720) 405-3217 and use the same passcode. A live audio webcast can be accessed online at http://www.transdigm.com. A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website and click on “Presentations.”
The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time. A telephone replay will be available for one week by dialing (855) 859-2056 and entering the passcode 2791668. International callers should dial (404) 537-3406 and use the same passcode.

About TransDigm Group
TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, batteries and chargers, engineered latching and locking devices, engineered rods, engineered connectors and elastomer sealing solutions, databus and power controls, cockpit security components and systems, specialized and advanced cockpit displays, engineered audio, radio and antenna systems, specialized lavatory components, seat belts and safety restraints, engineered and customized interior surfaces and related components, advanced sensor products, switches and relay panels, thermal protection and insulation, lighting and control technology, parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.
Non-GAAP Supplemental Information
EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items recorded as corporate expenses, including non-cash compensation charges incurred in connection with TransDigm Group's stock incentive plans, restructuring costs related to TransDigm Group's cost reduction measures in response to the COVID-19 pandemic, foreign currency gains and losses, acquisition-integration costs, acquisition and divestiture transaction-related expenses, and refinancing costs. COVID-19 restructuring costs represent actions taken by the Company to reduce its workforce to align with customer demand, as well as incremental costs related to the pandemic that are not expected to recur once the pandemic has subsided and are clearly separable from normal operations (e.g., additional cleaning and disinfecting of facilities by contractors above and beyond normal requirements, personal protective equipment). Acquisition and divestiture-related costs represent accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into the Company’s operations, facility relocation costs and other acquisition-related costs; transaction-related costs for both acquisitions and divestitures comprising deal fees; legal, financial and tax diligence expenses and valuation costs that are required to be expensed as incurred and other acquisition accounting adjustments. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale on businesses, non-cash compensation charges incurred in connection with TransDigm Group's stock incentive plans, restructuring costs related to TransDigm Group's cost reduction measures in response to the COVID-19 pandemic, foreign currency gains and losses, acquisition-integration costs, acquisition transaction-related expenses, and refinancing costs. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. TransDigm Group defines adjusted diluted earnings per share as adjusted net income divided by the total shares for basic and diluted earnings per share. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income and adjusted earnings per share, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance, to prepare its annual budget and financial projections and to review and evaluate its management team in connection with employee incentive programs. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.
None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under U.S. GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with U.S. GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.
Although we use EBITDA and EBITDA As Defined as measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with U.S. GAAP. Some of these limitations are:

•	neither EBITDA nor EBITDA As Defined reflects the significant interest expense, or the cash requirements, necessary to service interest payments on our indebtedness;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor EBITDA As Defined reflects any cash requirements for such replacements;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and EBITDA As Defined;

•	neither EBITDA nor EBITDA As Defined includes the payment of taxes, which is a necessary element of our operations; and

•	EBITDA As Defined excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

Forward-Looking Statements
Statements in this press release that are not historical facts, including statements under the heading “Fiscal 2022 Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.
All forward-looking statements involve risks and uncertainties that could cause TransDigm Group’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the impact that the COVID-19 pandemic has on the TransDigm Group's business, results of operations, financial condition and liquidity; the sensitivity of TransDigm Group's business to the number of flight hours that its customers’ planes spend aloft and its customers’ profitability, both of which are affected by general economic conditions; future geopolitical or other worldwide events; cyber-security threats, natural disasters and climate change-related events; TransDigm Group's reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier including government audits and investigations; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; TransDigm Group's indebtedness; potential environmental liabilities; liabilities arising in connection with litigation; climate-related regulations; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; risks and costs associated with TransDigm Group's international sales and operations; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021 and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Investor Relations
216-706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN WEEK PERIODS ENDED		Table 1
JANUARY 01, 2022 AND JANUARY 02, 2021
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended
	January 1, 2022	January 2, 2021
NET SALES	$1,194	$1,108
COST OF SALES	533	567
GROSS PROFIT	661	541
SELLING AND ADMINISTRATIVE EXPENSES	170	197
AMORTIZATION OF INTANGIBLE ASSETS	36	29
INCOME FROM OPERATIONS	455	315
INTEREST EXPENSE—NET	264	267
OTHER INCOME	(2)	(5)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	193	53
INCOME TAX PROVISION	30	3
INCOME FROM CONTINUING OPERATIONS	163	50
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	1	—
NET INCOME	164	50
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(1)	—
NET INCOME ATTRIBUTABLE TO TD GROUP	$163	$50
NET INCOME (LOSS) APPLICABLE TO TD GROUP COMMON STOCKHOLDERS	$117	$(23)
Earnings (loss) per share attributable to TD Group common stockholders:
Earnings (loss) per share from continuing operations—basic and diluted	$1.96	$(0.42)
Earnings per share from discontinued operations—basic and diluted	0.02	—
Earnings (loss) per share	$1.98	$(0.42)
Weighted-average shares outstanding:
Weighted-average common shares outstanding	55.3	54.7
Vested options deemed participating securities	3.9	—
Total shares for basic and diluted earnings (loss) per share (1)	59.2	54.7
(1) For the thirteen-week period ended January 2, 2021, total weighted-average common shares outstanding for calculating basic and diluted adjusted earnings per share are 58.4 million shares as 3.7 million shares of vested options deemed participating securities are included when calculating weighted-average common shares outstanding for basic and diluted earnings per share.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO INCOME FROM CONTINUING OPERATIONS
FOR THE THIRTEEN WEEK PERIODS ENDED		Table 2
JANUARY 01, 2022 AND JANUARY 02, 2021
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended
	January 1, 2022	January 2, 2021
Income from continuing operations	$163	$50
Adjustments:
Depreciation and amortization expense	65	58
Interest expense, net	264	267
Income tax provision	30	3
EBITDA	522	378
Adjustments:
Acquisition and divestiture transaction-related expenses and adjustments (1)	5	4
Non-cash stock compensation expense (2)	37	49
COVID-19 pandemic restructuring costs (3)	—	21
Other, net (4)	1	22
Gross Adjustments to EBITDA	43	96
EBITDA As Defined	$565	$474
EBITDA As Defined, Margin (5)	47.3%	42.8%

(1) Represents costs incurred to integrate acquired businesses and product lines into TD Group's operations, facility relocation costs and other acquisition-related costs; transaction-related costs for both acquisitions and divestitures comprising deal fees; legal, financial and tax due diligence expenses; and valuation costs that are required to be expensed as incurred.

(2) Represents the compensation expense recognized by TD Group under our stock incentive plans.

(3) Represents restructuring costs related to the Company's cost reduction measures in response to the COVID-19 pandemic for the thirteen week period ended January 2, 2021 of $20 million. These are costs related to the Company's actions to reduce its workforce to align with customer demand. This also includes incremental costs related to the pandemic for the thirteen week period ended January 2, 2021 of $1 million that are not expected to recur once the pandemic has subsided and are clearly separable from normal operations (e.g., additional cleaning and disinfecting of facilities by contractors above and beyond normal requirements, personal protective equipment, etc.). Restructuring costs incurred in response to the COVID-19 pandemic for the thirteen week period ended January 1, 2022 were not material.

(4) Primarily represents foreign currency transaction gain or loss, payroll withholding taxes related to special dividend and dividend equivalent payments and stock option exercises, non-service related pension costs, deferred compensation and gain or loss on sale of fixed assets.

(5) The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of net sales.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF
REPORTED EARNINGS (LOSS) PER SHARE TO
ADJUSTED EARNINGS PER SHARE
FOR THE THIRTEEN WEEK PERIODS ENDED	Table 3
JANUARY 01, 2022 AND JANUARY 02, 2021
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended
	January 1, 2022	January 2, 2021
Reported Earnings (Loss) Per Share
Income from continuing operations	$163	$50
Less: Net income attributable to noncontrolling interests	(1)	—
Net income from continuing operations attributable to TD Group	162	50
Less: Special dividends declared or paid on participating securities, including dividend equivalent payments	(46)	(73)
Income from discontinued operations, net of tax	1	—
Net income (loss) applicable to TD Group common stockholders—basic and diluted	$117	$(23)
Weighted-average shares outstanding under the two-class method
Total shares for basic and diluted earnings (loss) per share - GAAP basis	59.2	54.7
Total shares for basic and diluted earnings per share - Adjusted basis	59.2	58.4
Earnings (loss) per share from continuing operations—basic and diluted	$1.96	$(0.42)
Earnings per share from discontinued operations—basic and diluted	0.02	—
Earnings (loss) per share	$1.98	$(0.42)
Adjusted Earnings Per Share
Income from continuing operations	$163	$50
Gross adjustments to EBITDA	43	96
Purchase accounting backlog amortization	4	—
Tax adjustment (1)	(33)	(31)
Adjusted net income	$177	$115
Adjusted diluted earnings per share under the two-class method	$3.00	$1.97
Diluted Earnings (Loss) Per Share to Adjusted Earnings Per Share
Diluted earnings (loss) per share from continuing operations	$1.96	$(0.42)
Allocation of undistributed losses to participating securities	—	0.03
Adjustments to diluted earnings (loss) per share:
Inclusion of the dividend and dividend equivalent payments	0.77	1.24
Acquisition and divestiture transaction-related expenses and adjustments	0.11	0.05
Non-cash stock compensation expense	0.46	0.64
Tax adjustment on income from continuing operations before taxes (1)	(0.34)	(0.16)
COVID-19 pandemic restructuring costs	—	0.27
Other, net	0.04	0.32
Adjusted earnings per share	$3.00	$1.97

(1) For the thirteen week periods ended January 1, 2022 and January 2, 2021, the Tax adjustment represents the tax effect of the adjustments at the applicable effective tax rate, as well as the impact on the effective tax rate when excluding the excess tax benefits on stock option exercises. Stock compensation expense is excluded from adjusted net income and therefore we have excluded the impact that the excess tax benefits on stock option exercises have on the effective tax rate for determining adjusted net income.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF NET CASH
PROVIDED BY OPERATING ACTIVITIES TO EBITDA,
EBITDA AS DEFINED
FOR THE THIRTEEN WEEK PERIODS ENDED		Table 4
JANUARY 01, 2022 AND JANUARY 02, 2021
(Amounts in millions)
(Unaudited)
	Thirteen Week Periods Ended
	January 1, 2022	January 2, 2021
Net cash provided by operating activities	$279	$274
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions and sales of businesses	(18)	(121)
Interest expense, net (1)	256	258
Income tax provision (benefit) - current	30	(2)
Loss contract amortization	12	18
Non-cash stock compensation expense (2)	(37)	(49)
EBITDA	522	378
Adjustments:
Acquisition and divestiture transaction-related expenses and adjustments (3)	5	4
Non-cash stock compensation expense (2)	37	49
COVID-19 pandemic restructuring costs (4)	—	21
Other, net (5)	1	22
EBITDA As Defined	$565	$474

(1) Represents interest expense excluding the amortization of debt issue costs and premium and discount on debt.

(2) Represents the compensation expense recognized by TD Group under our stock incentive plans.

(3) Represents costs incurred to integrate acquired businesses and product lines into TD Group's operations, facility relocation costs and other acquisition-related costs; transaction-related costs for both acquisitions and divestitures comprising deal fees; legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred.

(4) Represents restructuring costs related to the Company's cost reduction measures in response to the COVID-19 pandemic for the thirteen week period ended January 2, 2021 of $20 million. These are costs related to the Company's actions to reduce its workforce to align with customer demand. This also includes incremental costs related to the pandemic for the thirteen week period ended January 2, 2021 of $1 million that are not expected to recur once the pandemic has subsided and are clearly separable from normal operations (e.g., additional cleaning and disinfecting of facilities by contractors above and beyond normal requirements, personal protective equipment, etc.). Restructuring costs incurred in response to the COVID-19 pandemic for the thirteen week period ended January 1, 2022 were not material.

(5) Primarily represents foreign currency transaction gain or loss, payroll withholding taxes related to special dividend and dividend equivalent payments and stock option exercises, non-service related pension costs, deferred compensation and gain or loss on sale of fixed assets.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - BALANCE SHEET DATA		Table 5
(Amounts in millions)
(Unaudited)
	January 1, 2022	September 30, 2021
Cash and cash equivalents	$4,813	$4,787
Trade accounts receivable - net	673	791
Inventories - net	1,215	1,185
Current portion of long-term debt	76	277
Short-term borrowings-trade receivable securitization facility	350	349
Accounts payable	212	227
Accrued and other current liabilities	740	810
Long-term debt	19,388	19,372
Total TD Group stockholders' deficit	(2,633)	(2,916)